EXHIBIT 31.3

CERTIFICATIONS

I, Clive A. Meanwell, certify that:

1.     I have reviewed this report on Form 10-K/A of The Medicines Company;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  Clive A. Meanwell
Clive A. Meanwell
Chairman and Chief Executive Officer

Dated: May 24, 2011